UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of
The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 12, 2011

IRON MOUNTAIN INCORPORATED

(Exact name of registrant as specified in its charter)

Delaware

(State or other jurisdiction of incorporation)

1-13045 (Commission File Number)	23-2588479 (IRS Employer Identification No.)

745 Atlantic Avenue
Boston, Massachusetts 02111

(Address of principal executive offices, including zip code)

(617) 535-4766

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2.):

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.              Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On April 12, 2011, the board of directors (the “Board”) of Iron Mountain Incorporated (the “Company”) and Robert T. Brennan, the Company’s President and Chief Executive Officer, mutually agreed that Mr. Brennan would step down as President and Chief Executive Officer of the Company. On the same day, Mr. Brennan also resigned as a director of the Company.  The Company expects to enter into a separation agreement with Mr. Brennan and to pay to Mr. Brennan the severance set forth in Mr. Brennan’s employment agreement with the Company, which has been previously filed as Exhibit 10.1 on the Company’s Current Report on Form 8-K, filed August 11, 2008, and described under “Termination and Change of Control Arrangements” in the Company’s preliminary proxy statement filed on April 1, 2011.  The separation agreement between the Company and Mr. Brennan is expected to contain substantially the same rights and obligations as are provided for in Mr. Brennan’s employment agreement.

On the same day, the Board also elected C. Richard Reese as Chief Executive Officer of the Company effective immediately.  For information called for by Item 5.02(c)(2) of Form 8-K, reference is made to the Company’s preliminary proxy statement filed on April 1, 2011, the relevant sections of which are hereby incorporated by reference into this Current Report on Form 8-K.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

IRON MOUNTAIN INCORPORATED
(Registrant)

	By:	/s/ Ernest W. Cloutier
	Name:	Ernest W. Cloutier
	Title:	SVP, General Counsel and Secretary

Date: April 14, 2011